SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 7, 2011

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[           ]           Written communications pursuant to Rule 425 under the Securities Act

[           ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[           ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[           ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 7, 2011, Alliance Data Systems Corporation's annual meeting of stockholders was held at Delamar Greenwich Harbor at 500 Steamboat Road, Greenwich, Connecticut 06830. A total of 48,039,829 shares of the Company’s common stock were present or represented by proxy at the annual meeting, representing approximately 90.61% of the Company’s shares outstanding as of April 8, 2011, the record date set for the annual meeting. The matters voted on at the annual meeting and the results for each matter were as follows:

(a) Each of Bruce K. Anderson, Roger H. Ballou and E. Linn Draper, Jr., Ph.D. was re-elected as a Class II director of the Company to serve until the 2014 annual meeting of stockholders and until his successor is duly elected and qualified.

Bruce K Anderson
42,300,823 For
567,776 Withheld
5,171,230 Broker Non-Votes

Roger H. Ballou
40,092,955 For
2,775,644 Withheld
5,171,230 Broker Non-Votes

E. Linn Draper, Jr., Ph.D.
40,708,395 For
2,160,204 Withheld
5,171,230 Broker Non-Votes

(b) Executive compensation was approved, on an advisory basis, by the Company’s stockholders.

40,502,614 For
2,346,243 Against
19,742 Abstain
5,171,230 Broker Non-Votes

(c) The frequency of holding an advisory vote annually was approved, on an advisory basis, by the Company's stockholders.

39,732,112 Annual
474,471 Biennial
2,656,355 Triennial
5,661 Abstain
5,171,230 Broker Non-Votes

(d) The selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011 was ratified by the Company’s stockholders.

46,959,518 For
1,074,707 Against
5,604 Abstain

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: June 10, 2011	By:	/s/ Charles L. Horn
Charles L. Horn
Executive Vice President and
Chief Financial Officer